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                         EXHIBIT 10(9)

                  SECRECY AND SUPPLY AGREEMENT

     This Agreement is made and entered into this ___ day of _____, 1999 by an between Illinois Tool Works Inc., a Delaware corporation (hereinafter referred to as "ITW"), and Industrial Rubber Products, Inc., a Minnesota corporation (hereinafter referred to as "IRP").

                            RECITALS

     1. ITW and IRP have entered into a Purchase Agreement dated March 25, 1999 (the "Purchase Agreement") pursuant to which IRP has purchased from ITW substantially all of the assets of ITW Irathane Systems ("Irathane"), a division of ITW.

     2.   After the Closing Date, as defined in the Purchase
Agreement, ITW intends to purchase from IRP, a truck suspension part currently under development for use by the auto industry.


     3. ITW has provided to IRP certain technical know-how and patented processes in order to enable IRP to develop, a truck suspension part which IRP sell exclusively to ITW, ITW will in turn sell the truck suspension system to the automotive industry.

     NOW THEREFORE, in consideration of the foregoing and for other due and adequate consideration the sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. IRP agrees to sell and ITW agrees to buy a truck suspension part which IRP is currently developing for exclusive production and sale to ITW. The terms of which are governed by paragraph 5 of this Agreement.

     2. "ITW Confidential Information" shall mean all technical and other information concerning the manufacturing, development and formula of the suspension system, and information related thereto as disclosed by ITW to IRP, in connection with the urathane compound material being developed by Irathane, including the formula that has been designated as "purls", except for any information that is available publicly, as of the date of this Agreement, or is otherwise in the possession of IRP or its affiliates on the date hereof, or that becomes available publicly after the ate of this Agreement through no fault of IRP. ITW Confidential Information shall also include such financial information, customer lists, and other information which is disclosed by ITW to IRP to enable IRP to evaluate other business opportunities with respect to ITW's business.

     3. For a period of ten years from the date of this Agreement, IRP shall not use ITW Confidential Information for any purpose (except for the purposes of this Agreement) without written approval from ITW. For the same period, IRP shall take due care so as not to disclose ITW Confidential Information to any third party (except any attorney having a fiduciary obligation to ITW) without written approval from ITW, due care meaning the care taken by IRP to protect its own confidential information of like character. Nothing herein shall permit, or be construed as granting to IRP a patent license to make, use or sell the Product to any one other than ITW.

     4. IRP acknowledges that money damages are not an adequate remedy for a breach of this Agreement by IRP or its representatives, and ITW shall be entitled to equitable relief, including injunction and specific performance, as a remedy for such a breach. IRP waives requirement for the securing or posting of a bond in connection with such equitable relief and acknowledges that equitable relief shall not be deemed to be the exclusive remedy for a breach of this Agreement by IRP or its representatives but shall be in addition to all other remedies available at law or equity to ITW.

     5. Once the Product is developed and ready for manufacture, IRP shall (i) make available, free of cost, a reasonable number of samples of the Products (including each variation thereof) for ITW's inspection and approval, (ii) produce the Product in quantities mutually agreed upon by IRP and ITW, (iii) sell the Product to ITW at IRP's variable cost plus twenty percent (20%) and
(iv) continue to provide the Product to ITW for a period of ten
(10) years, and ITW shall purchase all of its requirements of the Product from IRP for that same term.

     6. ITW and IRP agree that ITW will be devoting a substantial amount of capital to develop and enhance the market for the Products. Accordingly, the parties acknowledge that ITW would be severely damaged if IRP were to fail to deliver the Product or in the event of the termination of this Agreement through no fault of ITW. If ITW believes a breach has occurred hereunder then ITW shall promptly notify IRP and IRP shall have thirty (30) days to correct such breach before being in default hereunder. In the event of breach of this Agreement, IRP agrees to furnish ITW with the "purls" formula within ten (10) days of notice from ITW that IRP is in default. If IRP (i) fails to perform any of its obligations under this Agreement, (ii) becomes insolvent, or (iii) for any reason is unable or unwilling to continue performing its obligations hereunder (an "Event of Default")IRP shall within ten
(10) days of notice from ITW of the occurrence of such Event of Default, return the "purls" formula to ITW, and ITW shall have the right to manufacture the Product or to engage a third party to manufacture the Product on ITW's behalf; in such event ITW shall have no further obligation to IRP under this Agreement. IRP agrees that it shall be responsible for any damages reasonably suffered by ITW resulting from a failure to timely deliver such information to ITW and no other damages.

     7. The ITW Confidential Information shall not be copied or reproduced in any form or stored in a retrieval system or data base by IRP without prior written consent of ITW. All copies shall contain notices indicating ITW's proprietary rights and the confidentiality thereof, which may appear on the Information provided by ITW.

     8. At the written request of ITW, IRP shall return forthwith the ITW Confidential Information and all copies thereof in any form whatsoever under the control of IRP to ITW, and shall delete the Information from all retrieval systems and data bases or destroy same as directed by ITW. IRP shall furnish to ITW a certificate by an officer of IRP that such deletion or destruction has been carried out.

     9. Except as may be separately provided in a written agreement signed by IRP and ITW, IRP shall have no other or further obligation to ITW, ITW shall have no other or further obligation to IRP, and neither party shall have any liability for any failure to discuss, negotiate, or undertake the possible arrangement noted above or any similar or different arrangement.

     10. Notice. All notices to be given hereunder shall be given in writing by certified or registered mail, return receipt requested, addressed to the respective parties at following addresses. Either party may change its address for purposes of this Contract by giving the other written notice of such change in the manner provided in this paragraph.

     ITW:      Illinois Tool Works Inc.
               3600 West Lake Avenue
               Glenview, IL 60025
               Attention:  Senior Vice President & Secretary


     IRP       Industrial Rubber Products
               3804 East 13th Avenue
               P.O. Box 782
               Hibbing, Minnesota 55746

     11. Assignability. Neither party may assign this Contract or any part thereof to any third party either voluntarily or by operation of law without prior written consent of the other, other than to a wholly (directly or indirectly) owned affiliate. Any attempted or purported assignment or transfer of this Contract by either party without such consent shall be void.

     12. Construction of Contract. This instrument constitutes the entire contract between the parties and there are no understandings, representations or warranties of any kind, express or implied, not expressly set forth herein. A party's waiver of any breach or failure to enforce any of the terms and conditions of this Contract at any time shall not in any way affect, limit or waive a parties right thereafter to enforce and compel strict compliance with every term and condition hereof. This Contract supersedes all prior agreement between the parties concerning the subject matter hereof.

     13. Disputes. Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the Rules of the American Arbitration Association, which Rules are deemed to be incorporated by reference into this clause. The tribunal shall consist of three arbitrators, two of them shall be nominated by the respective parties. The place of arbitration shall be Chicago, Illinois.

     14. Governing Law. This Contract and the obligations of the parties hereto shall be governed and construed according to the Uniform Commercial Code and the applicable law of the State of Minnesota.


     THE PARTIES have executed this Contract as of the date first hereinabove written.

                              ILLINOIS TOOL WORKS INC.

                              By: s/ Richard J. Budweg

                              Its: General Manager, ITW PRC

                              INDUSTRIAL RUBBER PRODUCTS, INC.

                              By: s/ Daniel O. Burkes

                              Its: President